Exhibit 4.1

UNLESS (i) THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND (ii) ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Washington Real Estate Investment Trust

3 7/8% Convertible Senior Note due September 15, 2026

No. 2	CUSIP: 939653AJ0

Washington Real Estate Investment Trust, a real estate investment trust organized under the laws of the State of Maryland, promises to pay to Cede & Co. or registered assigns, the Principal Amount of Ten Million Dollars ($10,000,000) on September 15, 2026.

This Note shall bear cash interest at the rate of 3.875% per annum. This Note is convertible as specified on the other side of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

Dated: September 22, 2006

Washington Real Estate Investment Trust

By:	/s/ Edmund B. Cronin, Jr.
Name:	Edmund B. Cronin, Jr.
Title:	Chairman and Chief Executive Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated “3 7/8% Convertible Senior Notes due September 15, 2026” pursuant to the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

(REVERSE SIDE OF SECURITY)

Washington Real Estate Investment Trust

3 7/8% Convertible Senior Note due September 15, 2026

1. Interest

This Note shall bear cash interest at the rate of 3.875% per annum. Interest on this Note shall accrue from September 11, 2006, or from the most recent date to which interest has been paid or provided for. Interest shall be payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2007, to the Holders of record of Notes at the close of business on the March 1 or September 1 immediately preceding such Interest Payment Date; provided, however, that interest payable upon redemption or purchase of the Notes by the Trust shall be paid to the Person to whom Principal is payable, unless the Redemption Date, Repurchase Date or Fundamental Change Purchase Date, as the case may be, is an Interest Payment Date. Each payment of cash interest on this Note shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, September 11, 2006) through the day before the applicable Interest Payment Date. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Interest shall cease to accrue on this Note upon conversion, redemption, repurchase or on the Maturity Date.

If any portion of the Principal Amount hereof or any premium hereon is not paid when due or if interest due hereon or any portion of such interest is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.875% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2. Method of Payment

Subject to the terms and conditions of the Indenture, the Trust will make payments in respect of Redemption Prices, Repurchase Prices and Fundamental Change Purchase Prices and at the Maturity Date to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Trust will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Trust may pay interest thereon by check mailed to the address of the Holder as it appears on the register of the Notes; provided, however, that all payments on any Global Security shall be made by wire transfer of immediately available funds to the account of the holder of such Global Security.

3. Paying Agent, Conversion Agent And Registrar

Initially, J.P. Morgan Trust Company, National Association, (the “Trustee”), will act as Paying Agent, Conversion Agent and Registrar. The Trust may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee. The Trust or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar. The Trust may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

4. Indenture

The Trust issued the Notes under an Indenture dated as of August 1, 1996, between the Trust and the Trustee. The terms of the Notes include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”) and those made part of the Indenture through Section 301 of the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in such Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The Notes are unsecured senior obligations of the Trust limited to up to $110,000,000 aggregate Principal Amount. The Indenture does not limit other indebtedness of the Trust, secured or unsecured.

5. Optional Redemption by the Trust

On or after September 20, 2011, the Trust may redeem the Notes, in whole or in part, for cash at a Redemption Price equal to 100% of the Principal Amount to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

6. Purchase by the Trust at the Option of the Holder

Notes or portions thereof shall be purchased by the Trust at the option of the Holder for cash on the Repurchase Dates of September 15, 2011, September 15, 2016 and September 15, 2021, at a Repurchase Price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date.

Notes in denominations larger than $1,000 of Principal Amount may be purchased in part, but only in integral multiples of $1,000 of Principal Amount.

7. Purchase by the Trust at the Option of the Holder upon a Fundamental Change

If a Fundamental Change occurs, at the option of the Holder and subject to the terms and conditions of the Indenture, the Trust shall become obligated to purchase the Notes held by such Holder on the date that is 20 Business Days after the delivery of a Fundamental Change Notice to be delivered in connection with the occurrence of a Fundamental Change of the Trust for a Fundamental Change Purchase Price equal to the Principal Amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date, which Fundamental Purchase Price shall be paid in cash.

Notes in denominations larger than $1,000 of Principal Amount may be purchased in part, but only in integral multiples of $1,000 of Principal Amount.

8. Conversion

Subject to the conditions and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 of Principal Amount or an integral multiple thereof) of this Note, into Common Shares based on an initial Conversion Rate of 20.0900 Common Shares per $1,000 of Principal Amount. Upon surrender of this Note for conversion, the Trust will deliver cash equal to the lesser of the aggregate principal amount of the Notes to be converted and the Trust’s total Conversion Obligation plus, at the Trust’s election, cash or Common Shares in respect of the remainder, if any, of the Conversion Obligation.

Subject to the provisions of the Indenture the right to surrender Notes for conversion will expire at the close of business on the Business Day immediately preceding the Maturity Date or any Redemption Date.

The Conversion Rate is subject to adjustment as provided in the Indenture.

9. Defaulted Interest

Any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Trust as provided for in the Indenture.

10. Denominations; Transfer; Exchange

The Notes are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and other governmental charges required by law.

11. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12. Unclaimed Money

The Trustee and the Paying Agent shall return to the Trust upon written request any money or other property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable escheat or other unclaimed property laws. After return to the Trust, Holders entitled to the money or other property must look to the Trust for payment as general creditors unless an applicable escheat or other unclaimed property law designates another person.

13. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate

Principal Amount of the Notes and other series of debt issued pursuant to the Indenture at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Trust and the Trustee may amend the Indenture or the Notes (a) cure any ambiguity, omission, defect or inconsistency, (b) provide for the assumption by a successor trust of the Trust’s obligations under the Indenture, (c) secure the Notes, (d) add to the Trust’s covenants for the benefit of the Holders or surrender any right or power conferred on the Trust, (e) evidence the acceptance of appointment by a successor trustee, or (f) or to make any change that does not adversely affect the rights of any Holders of Notes.

14. Defaults and Remedies

Under the Indenture, Events of Default include:

(a) the Trust defaults in the payment of the Principal Amount or any premium, a Redemption Price, Repurchase Price or a Fundamental Change Purchase Price with respect to any Note when such becomes due and payable;

(b) the payment of any interest due upon any Note when the same becomes due and payable and continuance of such default for a period of 30 days;

(c) the Trust fails to convert any Note in accordance with the terms of this Note and the Indenture upon exercise of the Holder’s conversion right, and such default continues for a period of ten days;

(d) the Trust fails to provide notice of the occurrence of a Fundamental Change as required by the Indenture;

(e) the Trust defaults in the performance or breaches any covenant or warranty in the Notes or the Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 60 days after receipt by the Trust of a Notice of Default;

(f) the Trust makes any changes to the Indenture that adversely affects the right to convert any Note in any material respect or reduce any amount payable on repurchase of any Note (including on the occurrence of a Fundamental Change) without the consent of each Holder affected thereby;

(g) the Trust makes an amendment to the Indenture that affects the Holders of the Notes without the consent of at least a majority in principal amount of the Outstanding Notes; provided that this clause shall not apply to any amendment to the Indenture that does not require the consent of any Holder of the Notes or any holder of any other series of debt securities issued under the Indenture as specified in the Indenture;

(h) the Trust or any of its Subsidiaries defaults in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of the indebtedness of the Trust or any of its Subsidiaries for money borrowed in excess of $5,000,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Trust or such Subsidiary;

(i) final unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000 are rendered against the Trust or any of its Subsidiaries and are not stayed, bonded or discharged within a period of 60 consecutive days; or

(j) certain events of bankruptcy or insolvency.

If an Event of Default described in clauses (a) - (i) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding, may declare the Principal Amount through the date of such declaration, and any accrued and unpaid interest to, but excluding, the date of such declaration, on all the Outstanding Notes to be due and payable immediately. If an Event of Default described in clause (j) occurs, the Principal Amount of the Outstanding Notes, plus all accrued and unpaid interest thereon through, but excluding, the date of such occurrence shall become immediately due and payable.

Under certain circumstances, the Holders of a majority in aggregate principal amount of the Outstanding Notes may rescind any acceleration with respect to the Notes and its consequences.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security satisfactory to it. Subject to certain limitations, Holders of at least 25% in aggregate Principal Amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power.

15. Trustee Dealings with the Trust

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Trust or its Affiliates and may otherwise deal with the Trust or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

A trustee, officer, employee or shareholder, as such, of the Trust shall not have any liability for any obligations of the Trust under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication

This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

18. Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(Insert assignee’s Soc. Sec. or tax ID no.)

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably                                      appoint agent to transfer this Note on the books of the Trust. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note).

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Securities Custodian